                                                                  EXHIBIT 10.22

NATIONSBANK

                                 March 26, 1996



Sunrise Entity to be Formed
c/o Sunrise Assisted Living, Inc.
9401 Lee Highway, Suite 300
Fairfax, Virginia  22031

Attention:  Mr. David W. Faeder
            Chief Financial Officer

     Re:  $80,000,000 Syndicated Line of Credit for Construction/
          Interim Loans (the "Credit Facility") from NationsBank,
          N.A. to an Entity to be Formed by Sunrise Assisted Living,
          Inc.

Ladies and Gentlemen:

     NationsBank, N.A. (the "Lender") is pleased to inform you that your request for the above-referenced Credit Facility has been approved, upon satisfaction of and subject to each of the terms and conditions hereinafter set forth:

     1. THE BORROWER: Provided the syndication of the Credit Facility is completed subject to the provisions of Paragraph 3 hereof, the Credit Facility shall be made available to a wholly-owned subsidiary to be formed by Sunrise Assisted Living, Inc., a Delaware corporation (the "Borrower").

     2. AGGREGATE PRINCIPAL AMOUNT: The Credit Facility shall be in the aggregate amount of Eighty Million Dollars ($80,000,000) or so much thereof as may be advanced to or for the account of the Borrower pursuant to up to ten
(10) Loans (as hereinafter defined).

     3. SYNDICATION OF CREDIT FACILITY: The Lender's commitment to make the Credit Facility available to the Borrower pursuant to the terms of this commitment is expressly conditioned upon each and all of the following: (a) the Lender shall have obtained the commitment of one or more additional banks either to participate in or act as a co-lender for the Credit Facility on a pro rata basis (the "Bank Group"), (b) the Lender's share of the Credit Facility maximum amount will not exceed $18,000,000 and (c) the Lender shall serve as agent for itself and all other such banks under the terms of an agreement which shall be in all respects satisfactory to the Lender.

     4. MASTER CREDIT FACILITY AND PROJECT LOANS: The Credit Facility will be composed of a master facility pursuant to which
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individual construction/interim loans (each, a "Loan," collectively, the
"Loans") will be made to the Borrower to finance the construction and lease-up phases of each of not more than ten (10) assisted living facilities or independent living facilities (each a "Project," collectively, the "Projects") taken from among the list of twelve (12) possible Projects located in Virginia, Pennsylvania, New Jersey, Massachusetts and Maryland and listed on Exhibit A attached hereto. All of the twelve Projects will be pre-approved for a Loan pursuant to the conditions of closing the Credit Facility (as set forth herein) and the Borrower will be permitted to select the ten (10) projects for which Loans will be made under the Credit Facility. The maximum amount of each Loan will be the lesser of (a) eighty percent (80%) of the cost of the applicable Project as verified by the Lender or (b) seventy-five percent (75%) of the appraised value. All Loans under the Credit Facility and all other obligations in connection with the Credit Facility shall be cross-collateralized and cross-defaulted in all respects.

     5. INTEREST RATE INCENTIVE PRICING: Interest on the entire outstanding principal balance of each Loan shall accrue and be payable at whichever of the following interest rates is applicable at a floating rate equal to the daily London Interbank Offered Rate for three-month U.S. Dollar deposits as quoted by the Lender as of 11:00 A.M. (Baltimore time), which rate shall be adjusted for any Federal Reserve Board reserve requirements imposed upon the Lender from time to time (the "LIBOR Rate") plus that certain number of basis points per annum applicable pursuant to the conditions set forth below. Interest shall be computed for the actual number of days which have elapsed from the date of each advance of a portion of the Loan proceeds calculated on the basis of a 360-day year.

               PERIOD/PRE-CONDITIONS                           RATE
               ---------------------                           ----

          (a) Construction Phase/Lease-Up                   LIBOR Rate
          Phase. (Defined as the period from                plus 290 basis
          the applicable Loan Closing until                 points
          the Project satisfies one of the
          sets of pre-conditions to a rate
          change set forth below).

          (b) Stabilization Phase I. (Defined               LIBOR Rate
          as the period following three (3)                 plus 250 basis
          consecutive calendar months with                  points
          a minimum Resident Occupancy of
          80% and a minimum ratio of EBITDA
          (as hereinafter defined), for the
          same three-month period, to
          Debt Service (as hereinafter defined)
          for the same three-month

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
          period (calculated on a fully
          amortizing basis at a Treasury Rate
          constant to be negotiated with the
          Borrower) of not less than 1.15 to 1.0.

          (c) Stabilization Phase 2. (Defined               LIBOR Rate
          as the period following completion                plus 190 basis
          of the Guarantor's initial public                 points
          offering ("IPO"), provided such IPO
          raises at least $70,000,000 in net
          proceeds, and achievement of a ratio
          of Funded Debt (as hereinafter
          defined) to EBITDA for the prior 12-
          month period, of between 5.0 and
          6.0 to 1.0).

          (d) Stabilization Phase 3. (Defined               LIBOR Rate
          as the period following completion                plus 170 basis
          of the Guarantor's IPO, provided                  points
          such IPO raises at least $70,000,000
          in net proceeds and achievement of
          a ratio of Funded Debt to EBITDA for
          the prior 12-month period of less
          than 5.0 to 1.0).


     6. AMORTIZATION: Principal and interest shall be due and payable monthly during the term of each Loan as follows:

          (a) Interest only on the outstanding principal balance of the Loan shall be due and payable on the fifteenth (15th) day of the first (1st) month following the Loan Closing (as hereinafter defined) and on the fifteenth (15th) day of each and every month thereafter for a total of twenty-four (24) consecutive months; and

          (b)  Commencing on the fifteenth (15th) day of the twenty-fifth
(25th) month following the Loan Closing and continuing on the fifteenth (15th) day of each and every month thereafter for a total of thirty-six (36) consecutive additional months (or such fewer number of months as may be applicable under the particular Loan in question), principal shall be due and payable based on a twenty (20) year straight-line amortization schedule applied to the principal sum then outstanding; and

          (c) The outstanding principal balance of the Loan and all accrued and unpaid interest thereon shall be due and owing at the applicable Maturity Date.

     7. MATURITY: Each Loan shall mature and the entire principal balance of the Loan, together with all accrued and unpaid interest
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thereon, shall be due and payable on a date (each a "Maturity Date") which is up to sixty (60) months from the date of the execution and delivery of the documents evidencing and securing the applicable Loan (the "Loan Closing") provided, however, that the Maturity Date will be not later than the date which is sixty (60) months following the execution of the Master Note, the Construction Loan Agreement and the Financing Agreement (the "Facility Closing").

     8. PURPOSE AND APPLICATION OF LOAN PROCEEDS: The sole purpose of each Loan shall be to (a) finance the acquisition by the Borrower of the land which is the site of such (the "Premises"), (b) to finance the construction on the Premises of a Project containing between 57 and 79 residential units and common facilities and consisting of approximately 54,000 to 57,000 square feet of space, more or less (the "Improvements"; each Premises and its Improvements being hereinafter collectively referred to as a "Property") and (c) the advancing of the Operating Reserve (as hereinafter defined). Unless otherwise agreed to by the Lender and to the extent specifically permitted by the Lender, the proceeds of each Loan shall be advanced by the Lender to the Borrower for the payment of the following costs and expenses of the Borrower related to the development of the Premises and the construction of the Improvements and for no other purpose: (a) for the payment of interest when due without further authorization or consent of the Borrower; (b) for the actual cost of the Premises and all labor, services, materials, supervision, construction fees and the like reasonably incurred by the Borrower in connection with the construction upon the Premises of the Improvements in accordance with the plans and specifications to be approved by the Lender; (c) for the actual cost of pre-opening expenses and operations of the Project to the extent of operating deficits; and (d) for the actual cost of commitment fees, extension fees, appraisal fees, closing or settlement costs, fees of attorneys, engineers, architects and accountants, insurance and bond premiums, ad valorem real estate taxes and other costs directly related to the development of the Premises and the construction of the Improvements.

     9. SECURITY FOR THE CREDIT FACILITY: (a) Collateral. The Credit Facility shall be secured by all of the following property and assets of the Borrower, wherever situated (the "Collateral"):

          (i) a first lien deed of trust or mortgage, as applicable, (individually, a "Deed of Trust," collectively, the "Deeds of Trust") on the fee simple interest held by the Borrower in each of the Premises and each Project and all other Improvements now or hereafter located thereon;

          (ii) a first lien security interest in all fixtures, building materials and all other machinery, equipment and other
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personalty used or installed by the Borrower on each of the Premises or in the
Improvements constructed thereon;

          (iii) an assignment by the Borrower of all of its right, title and interest on and to any and all leases and subleases of each Property (collectively, the "Leases"), if any, and all rents, income, and profits arising out of or connected with each Property;

          (iv) an assignment by the Borrower of all of its right, title and interest under all construction, architectural and design contracts and plans and specification;

          (v) a first lien security interest in all of the following property to the extent permitted by law:

               (A) all accounts pertaining to the Property (or any part thereof), whether now owned or hereafter created or acquired by the Borrower, and all proceeds and products of such accounts (the "Accounts"), including, but not limited to, accounts receivable from insurance carriers, Medicare, Medicaid, the Veterans Administration and private accounts into which the proceeds of all or any portion of the Accounts may be now or hereafter deposited;

               (B) all general intangibles pertaining to the Property (or any part thereof), whether now owned or hereafter acquired by the Borrower, and all proceeds and products of such general intangibles;

               (C) all chattel paper pertaining to each Property (or any part thereof), whether now owned or hereafter acquired by the Borrower, and all proceeds and products of such chattel paper;

               (D) all inventory, whether now owned or hereafter acquired by the Borrower and located on the Premises or in the Improvements, and all proceeds and products of such inventory; and

               (E) all notes, notes receivable, drafts, acceptances and similar instruments and documents, both now owned and hereafter created or acquired with respect to the Property (or any part thereof);

          (vi) an assignment of all right, title and interest of the Borrower in and to the management contract by and between the Borrower and Sunrise Terrace, Inc., a Virginia corporation (the "Management Company"), with respect to the management of each Project (each "Management Contract," collectively, the "Management Contracts"), and any and all other management contracts and operating agreements now or hereafter entered into by the Borrower with respect to the management, operation or use of the Project;
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          (vii) an assignment to the extent permitted by law of all right, title and interest of the Borrower or the Management Company, as applicable, in and to any and all service agreements, employment contracts, physician contracts and participation agreements and any other agreements pertaining to the Property or services to be performed in connection with the operation of the Project; and

          (viii) an assignment to the extent permitted by the Borrower of its rights under any and all resident agreements (collectively, the "Resident Agreements") and residence fees pertaining to each Property and in connection with the operation of the Project; and

          (ix) an assignment to the extent permitted by law by the Borrower of its right (if any) to receive payment under all third-party payor contracts, if any, other than Medicare and Medicaid; and

          (x) an assignment of all right, title and interest of the Borrower in and to all licenses, operating permits and other governmental authorizations, including but not limited to any certificate of need issued to the Borrower or any Project, necessary or desirable to the operation of each Project as an assisted living facility under applicable law (the "Licenses").

          (b) Pledge of Stock. In addition, the Guarantor (as hereinafter defined), which is or shall be the owner of one-hundred percent (100%) of the stock in the Borrower, shall pledge, assign and deliver such stock (the "Stock") to Lender as security for repayment of the Loans. The term "Collateral" as used in this Commitment shall mean and include the Stock.

     10. MANAGEMENT AGREEMENT: Prior to the Credit Facility Closing, the Borrower shall provide the Lender with a proposed form of management agreement (the "Management Agreement") to be entered into by the Borrower with the Management Company. The terms and provisions of the Management Agreement shall be fully approved by the Lender prior to closing. The interest of the Borrower in the Management Agreement shall be assigned to the Lender as security for the Credit Facility. Payment of all management fees to the Management Company pursuant to the Management Agreement (the "Management Fees") shall be subordinate to the Borrower's obligations under the Financing Documents, however, payments of Management Fees may be made as contracted for until the occurrence of an Event of Default (as it shall be defined in the Financing and Security Agreement to be executed in connection with the Credit Facility). The Management Agreement shall provide that the Borrower may terminate such agreement, at the discretion of the Borrower, upon thirty (30) days' prior written notice to the Management Company; the Management Company shall acknowledge and consent in
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writing to the assignment by the Borrower of its rights under the Management
Agreement to the Lender. Pursuant to the Financing Documents, the Borrower shall agree to enter into a management agreement with an independent manager, acceptable to the Lender in its reasonable discretion, as and when directed by the Lender if the Management Agreement has been terminated pursuant to the immediately preceding sentence; and it shall constitute an Event of Default (as defined in the Financing Documents) under the Loan Documents if the Borrower fails to do so.

     11. GUARANTIES: Sunrise Assisted Living, Inc., a Delaware corporation ("SALI") (the "Guarantors") shall unconditionally and irrevocably, guaranty repayment of the Loans and completion of the Borrower's obligations under the Financing Documents (as hereinafter defined) pursuant to the terms of a guaranty of payment (the "Payment Guaranty") and a guaranty of completion (collectively with the Payment Guaranty, the "Guaranties"), each satisfactory to the Lender, to be executed at the time of the Facility Closing by the Guarantor in favor of the Lender. The Guaranties shall include a waiver of jury trial clause.

     PURSUANT TO THE GUARANTIES, THE GUARANTOR SHALL AGREE THAT UPON THEIR FAILURE TO PAY ANY LOAN OR OTHER OBLIGATIONS UNDER THE FINANCING AGREEMENT OR THE CONSTRUCTION LOAN AGREEMENT EXECUTED IN CONNECTION THEREWITH AND/OR THE OTHER FINANCING DOCUMENTS WHEN AND AS THE SAME ARE DUE AND PAYABLE, AN ATTORNEY-IN-FACT SHALL BE AUTHORIZED TO APPEAR FOR THE GUARANTOR AND CONFESS JUDGMENT AGAINST THE GUARANTOR FOR THE SUMS THEN DUE, TOGETHER WITH INTEREST, COURT COSTS AND ATTORNEYS' FEES EQUAL TO FIFTEEN PERCENT (15%).

     The Lender will provide the Borrower and the Guarantor with a side letter regarding the attorney's fees to be collected in connection with such confessed judgment.

     12. PREPAYMENT: The Borrower shall have the right to prepay any Loan in full or in part, at any time and from time to time, upon fifteen (15) days' prior written notice to the Lender without premium or penalty. Unless an Event of Default has occurred, any partial prepayment shall be applied first to accrued and unpaid interest next to the outstanding principal balance of the Loan due and owing at maturity, and thereafter, when applicable, to the unpaid principal installments in the inverse order of maturity. The foregoing notwithstanding, the Borrower may fully prepay no less than three (3) Loans at any one time and at no time prior to the repayment in full and termination of the Credit Facility shall there be fewer than four (4) Loans outstanding and four (4) Properties securing the Credit Facility.
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     13.  COMMITMENT FEE AND LOAN ADMINISTRATION FEES: The obligation of the
Lender and the other participants in the bank group to make the Credit Facility available shall be contingent upon the Borrower's payment to the Lender of a non-refundable commitment fee in the amount of fifty (50) basis points $400,000 which shall be considered earned upon acceptance of this commitment but which shall be due and payable one-half at the Facility Closing and one-half at the earlier of (a) the date which is 18 months after the Facility Closing or (b) on a pro rata basis at each Loan Closing occurring after the Facility Closing; provided, that any remaining unpaid commitment fee shall be paid on the date which is eighteen (18) months following the Facility Closing. The payment of this fee in no way lessens the Borrower's obligation to close the Credit Facility in accordance with the terms of this commitment. If the Credit Facility is not closed for any reason except a reason beyond the Borrower's control, the commitment fee payable pursuant to this Paragraph 13 will be reduced to $200,000, plus any out-of-pocket expenses of the Lender incurred pursuant to Paragraph 14. Such reduced fee shall be deemed to be compensation to the Lender for its issuance of this commitment and its participation in the financing described herein and is in addition to all costs required to be paid by the Borrower pursuant to Paragraph 14 of this commitment letter. Simultaneously with the making of each Loan, the Borrower shall pay a loan administration fee to the Lender in the amount of $3500.

     14. EXPENSES: The Borrower's acceptance of the commitment shall constitute its unconditional agreement to pay all reasonable fees, commissions, costs, charges, taxes, travel expenses and other expenses incurred by the Lender and/or any member of the Bank Group in connection with this commitment and the making available of the Credit Facility, whether or not the Credit Facility closes, including but not limited to, fees and expenses of counsel for the Lender and any member of the Bank Group, appraisal fees, fees of Inspecting Engineers (as hereinafter defined), fees and charges for surveys, environmental audits, examination of title to each of the Premises and mortgagee title insurance thereon, insurance and bond premiums, mortgage taxes, transfer taxes and all recording fees and charges.

     15. APPRAISALS: (a) The Lender's obligation to make available the Credit Facility shall be subject to the receipt by the Lender of an appraisal of each Property from an appraiser designated by the Lender. The basis of the appraisal calculation shown on the appraisal report and all other aspects of the appraisal report must be satisfactory to the Lender in all respects. The appraisal report shall not be released by the Lender to the Borrower unless the Borrower signs the Lender's standard appraisal release form. The Borrower shall reimburse the Lender for all costs and expenses
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incurred by the Lender in connection with the preparation and review of such appraisal.

          (b) In addition, the Lender shall have the right but not the obligation to require annual updated appraisals of any or all of the Projects, which appraisals shall be prepared by an appraiser or appraisers designated by the Lender and shall be in all respects acceptable to the Lender which appraisals shall include, if deemed necessary by the Lender, in its sole discretion, updated discounted cash flow analysis, inspections of and commentary on the physical status of the applicable Project and an engineering review. Each of such appraisals, when reviewed by the Lender, must indicate a value in the Property such that the sum of then current outstanding principal balance of the Loan for such Project plus any amount then remaining to be advanced under the applicable Note (as hereinafter defined) does not exceed seventy-five percent (75%) of the actual appraised value of the Property, as determined by the Lender. The basis of the appraisal calculations shown on such appraisal reports and all other aspects of the appraisal reports must be satisfactory to the Lender in all respects. The release of such appraisal reports by the Lender to the Borrower shall be at the Lender's sole option if the Borrower has not paid the cost of such appraisal. If the Borrower has paid the cost of the appraisal, a copy of the appraisal will be provided to the Borrower upon its signing of the Lender's standard appraisal release letter. The Borrower shall reimburse the Lender upon demand for all costs and expenses incurred by the Lender with respect to the preparation and review of all future appraisals required pursuant to the terms hereof.

     16. CONSTRUCTION PERIOD: Construction of the Improvements for each Project shall commence within thirty (30) days from the date of the Loan Closing for such Project and shall be completed within fifteen (15) months after the Loan Closing (the "Completion Deadline"), time being of the essence (each a "Construction Phase"). Failure to complete any Project by the Completion Deadline shall constitute an Event of Default under the Financing Documents.

     17. DOCUMENTATION: The Credit Facility shall be evidenced by a master term note in the maximum principal sum of $80,000,000 (the "Master Note").
Each Loan shall be evidenced by an individual note in the maximum principal sum of that Loan issued under the Master Note (each, a "Note," collectively, the "Notes"). The availability under the Master Note will be reduced by the aggregate maximum face amounts of the Notes then outstanding. Advances under each Note shall be made pursuant to the terms of a master construction loan agreement to be executed by the Borrower at the time of the Facility Closing (the "Construction Loan Agreement") and a Loan Closing checklist pertaining to each Project. All instruments and documents required hereby or affecting the Property, securing the Credit
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Facility or any Loan or relating to the Borrower's capacity and authority to obtain the Credit Facility and to execute the Financing Documents (as hereinafter defined) and such other documents, instruments, opinions, assurances, consents and approvals as the Lender may request and all procedures connected herewith shall be subject to the approval, as to form and substance, of the Lender and the Lender's counsel. All of the documents evidencing and securing the Credit Facility (the "Financing Documents"), including without limitation, the Master Note, the Notes, the Deeds of Trust, the Construction Loan Agreement, the Financing Agreement and the Guaranties, and all other documents evidencing or securing the Credit Facility or the Loans shall be prepared by counsel for the Lender unless otherwise expressly agreed to by the Lender. In addition to those items specifically set forth in this commitment, the Borrower shall furnish to the Lender, prior to the Loan Closing, such additional instruments, documents, opinions and materials as the Lender may reasonably require, all of which shall be satisfactory to the Lender in all respects. The Loan Documents shall provide that termination of the Management Agreement without the prior written consent of the Lender shall constitute an Event of Default under the Financing Documents. The Financing Documents will provide that, after the occurrence of an Event of a Default under the Financing Documents, the Lender may cause management of any or all of the Projects to be transferred to one or more management companies designated by the Lender.

     THE BORROWER SHALL AGREE THAT UPON ITS FAILURE TO PAY ANY LOAN OR OTHER OBLIGATIONS UNDER THE CONSTRUCTION LOAN AGREEMENT OR THE FINANCING AGREEMENT EXECUTED IN CONNECTION THEREWITH AND/OR THE OTHER FINANCING DOCUMENTS WHEN AND AS THE SAME ARE DUE AND PAYABLE, AN ATTORNEY-IN-FACT SHALL BE AUTHORIZED TO APPEAR FOR THE BORROWER AND CONFESS JUDGMENT AGAINST THE BORROWER FOR THE SUMS THEN DUE, TOGETHER WITH INTEREST, COURT COSTS AND ATTORNEYS' FEES EQUAL TO FIFTEEN PERCENT (15%). THE LENDER WILL PROVIDE TO THE BORROWER A SIDE LETTER REGARDING THE ENFORCEMENT OF A CONFESSED JUDGMENT FOR ATTORNEYS FEES.

     THE BORROWER, THE GUARANTOR AND THE LENDER SHALL MUTUALLY AGREE TO WAIVE TRIAL BY JURY WITH RESPECT TO ALL MATTERS RELATING TO THE CREDIT FACILITY, THE OTHER OBLIGATIONS, THE CONSTRUCTION LOAN AGREEMENT, THE FINANCING AGREEMENT AND THE OTHER DOCUMENTS EXECUTED IN CONNECTION THEREWITH.

     18. SURVEYS: Not less than twenty-one (21) days prior to any Loan Closing, the Borrower shall furnish to the Lender, for approval by the Lender, six (6) copies of a survey of each of the twelve (12) Projects not more than 60 days old and any recorded subdivision plats relating thereto. The surveys shall be certified to the title company and to the Lender and shall show dimensions and locations of
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any improvements, easements, rights of way, adjoining sites, encroachments and the extent thereof, established building lines and street lines, and distance to, and names of the nearest intersecting streets and such other details as the Lender may request. During the course of construction of any Project, the Borrower shall provide the Lender with such additional surveys as requested or required by the Lender on the recommendation of the Inspecting Engineer or the title company, including but not limited to, a revised survey showing such details as the Lender may request including, but not limited to, the locations of the foundations of any Project when completed and an affidavit from the surveyor that setbacks are in conformity with current zoning restrictions.

     19. TITLE INSURANCE: A mortgagee title insurance binder with a commitment to issue a title insurance policy in the most current ALTA form in the amount of the Credit Facility insuring the liens of the Deeds of Trust recorded as of the Facility Closing subject only to those exceptions to title as are approved by the Lender and its counsel, and including a commitment to issue a title policy on all twelve (12) possible Projects and with affirmative insurance on such matters as the Lender may require shall be furnished to the Lender not less than twenty-one (21) days prior to the applicable Loan Closing along with copies of all exceptions applicable to all twelve (12) Projects. The title binder shall be issued by a company acceptable to the Lender, and shall contain such terms and coverage as the Lender and its counsel shall deem acceptable. The mortgagee title insurance policy when issued shall not contain any survey exceptions. The Lender reserves the right to require commitments for reinsurance and direct access in amounts and from insurers acceptable to the Lender. In connection with each subsequent Loan Closing, the title policy shall be endorsed to insure the lien of the applicable Deed of Trust.

     20. CONSTRUCTION DOCUMENTS: Not less than twenty-one (21) days prior to any Loan Closing, the Borrower shall provide to the Lender the following items relating to the development of the Premises and the construction of the Improvements thereon covered by the Loan Closing and such additional documents as may be requested by the Lender's Real Estate Loan Administration area by separate letter or otherwise, each of which shall be in all respects acceptable to the Lender and its counsel:

          (a) Final plans and specifications (the "Plans") for the Project, which shall be signed and sealed by the Borrower's architects and approved in writing by the Lender, an independent inspecting architect and/or engineer designated by the Lender (the "Inspecting Engineers") and any other party deemed necessary by the Lender. The Borrower shall provide evidence to the Lender that the
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Plans have been reviewed and approved by any appropriate governmental agency having jurisdiction over the Project.

          (b) A detailed trade breakdown on forms acceptable to the Lender of the cost of the Improvements for the Project, verified in writing by the Borrower's architect, an itemization on forms acceptable to the Lender of non-construction and land costs, verified by the Lender, and a Loan budget for the Project. If the sum of the direct construction costs, the cost of the Premises, the estimated non-construction costs and the Operating Reserve for the Project, in the sole judgment of the Lender, exceeds the amount of the Loan for that Project, the Borrower shall be required to invest the excess in the Property or deposit such excess with the Lender in an account pledged in a manner satisfactory to the Lender prior to any advance by the Lender of the Loan proceeds. In no event, however, shall the amount of the Loan exceed eighty percent (80%) of the aggregate amount of the estimated costs as determined above. The Lender currently estimates the Borrower's required equity investment to be not less than $20,000,000 in the aggregate, representing twenty percent (20%) of such costs. The investment by the Borrower of twenty percent (20%) of the Project cost prior to the applicable Loan Closing shall be demonstrated to the Lender's satisfaction.

          (c) The final site plan for the Property approved by all necessary governmental authorities.

          (d) A projection of the progress of construction of the Improvements for the Project by months and a report in form satisfactory to the Lender indicating the monthly projected Loan advances for the balance of proceeds of the applicable Loan.

          (e) The architect's contract for all the Project, the general construction contract for the Project (which shall be a fixed price contract) and all subcontracts for the Project as required by the Lender, as well as the identity of the architect, the general contractor for the Project and subcontractors for the Project. The Borrower shall furnish the Lender with such information regarding the architect, the general contractor(s) and subcontractors as the Lender may request.

          (f) The undertaking of the general contractor, those subcontractors designated by the Lender and of the Borrower's architect to continue performance in connection with the Project on the Lender's behalf without additional costs in the event of default by the Borrower under any of the Financing Documents and not to permit nor execute any change order increasing the price of the Improvements or materially altering the scope of the Improvements.

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c/o Sunrise Assisted Living, Inc.
March 26, 1996
Page 13


          (g) Evidence of workers' compensation and public liability and property damage insurance coverage for the general contractor and those subcontractors designated by the Lender in amounts, form and by companies acceptable to the Lender.

          (h) All required building and other governmental permits and licenses and evidence of compliance with all zoning, environmental and other laws, ordinances, rules, regulations and restrictions affecting the Premises, construction of the Improvements and consummation of the transaction.

          (i) Evidence from the utility and public service companies and municipalities servicing the Premises that water, sewer, electric, telephone and gas services will be available to the Premises in sufficient quantities upon completion of the Improvements; and such additional evidence as the Inspecting Engineers and the Lender may deem necessary with respect to the availability of all required utilities upon completion of the Improvements.

          (j) Evidence satisfactory to the Lender regarding the current and past pollution control practices at the Property in connection with the discharge, emission, handling, disposal or existence of materials and substances controlled by federal, state or local laws and regulations ("Controlled Hazardous Substances"), which shall include a Phase I environmental audit of the Premises prepared by a person or firm acceptable to the Lender.

          (k) Soil reports demonstrating that the soil conditions of the Premises are suitable for the construction of the Improvements. Among other things, such reports must evidence to the Lender's satisfaction that there are no Hydric Soils (as hereinafter defined) on the Premises. The term "Hydric Soils" shall mean any soil category upon which building would be prohibited or restricted under applicable governmental requirements (including, without limitation, those imposed by the U.S. Army Corps of Engineers based upon its guidelines as to, among other things, soil, vegetation and effect on the ecosystem).

          (l) Evidence that the Improvements when constructed will comply with all legal requirements regarding access and facilities for handicapped or disabled persons, including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. Section 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. Section 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. Section 794) and any applicable state statutes relating to access and facilities for handicapped or disabled persons.

Sunrise Entity to be Formed
c/o Sunrise Assisted Living, Inc.
March 26, 1996
Page 14


          (m) Payment and performance bonds from the general contractor and/or those subcontractors designated by the Lender, with companies and in amounts and form satisfactory to the Lender, which bonds shall contain a dual obligee rider indicating the Lender's interest as mortgagee.

     21. REQUISITIONS UNDER THE LOANS: Advances under each Loan Agreement will be administered by the Lender's Real Estate Loan Administration group.
Advances shall be made not more frequently than monthly and shall be based upon inspections and certifications by or on behalf of the Lender demonstrating that the work for which funds are being advanced has been completed in a manner satisfactory to the Lender. The following provisions shall also be applicable to advances under each Loan:

          (a) All requisitions shall be made on forms approved by the Lender. All requisitions for direct construction costs shall be approved by or on behalf of the Lender. If an advance is requested at the Facility Closing or any Loan Closing, the Borrower shall furnish to the Lender not less than five
(5) business days prior to the Facility Closing or such Loan Closing, as applicable, a requisition detailing the purpose and application of the proceeds of the advance. The Lender will fund monthly requisitions within five (5) business days after their receipt.

          (b) The proceeds of each Loan shall be advanced by the Lender to the Borrower pursuant to a loan budget for the applicable Project approved by the Lender which shall be attached as exhibits to the Construction Loan Agreement (as the same may be amended from time to time with the mutual consent of the Borrower and the Lender, each a "Budget"). Each Budget shall include the following categories to the satisfaction of the Lender: an interest reserve, a hard cost contingency reserve, a reserve for such Project's start-up operating reserve (each an "Operating Reserve") and a development fee payable to the Borrower (each a "Development Fee"). No advances from the Operating Reserve will be made until both a certificate of occupancy has been issued by the applicable governmental authorities and if applicable to the Project, an operating license has been issued for the Project appropriate governmental authority (the "License"). After the earlier of issuance of a Certificate of Occupancy or the expiration of the Construction Phase, no further advances shall be made from the interest reserve. Not more than fifty percent (50%) of the Development Fee for any project may be advanced during the Construction Phase of any Loan. Such portion of the Development Fee will be advanced ratably with the first 12 monthly draws. The remaining fifty percent (50%) of the Development Fee will serve as a soft cost contingency reserve which may be advanced to cover any negative Budget variances within any Budget category other than the acquisition cost of the Premises or hard

Sunrise Entity to be Formed
c/o Sunrise Assisted Living, Inc.
March 26, 1996
Page 15


costs. Once the Resident Occupancy (as hereinafter defined) is at eighty percent (80%) for three (3) consecutive months and the ratio of actual EBITDA to the Borrower's actual debt service for the Loan which funded construction of such Project, is not less than 1.0 to 1.0 for the same three (3) month period, the remaining Development Fee will be disbursed to the Borrower upon the Borrower's request. With the prior approval of the Lender which approval will not be unreasonably withheld, any cost savings affecting any approved budget category, whether actual or estimated, which the Borrower shall demonstrate to the reasonable satisfaction of the Lender may be reallocated by the Borrower to another Loan Budget Category. Each disbursement from the contingency reserve, if any, shall be subject to approval by the Lender based upon its reasonable discretion as to the amount and purpose for which such disbursement will be used.

          (c) The Borrower shall furnish the Lender with lien waivers signed by the general contractor for all work done and materials supplied that are included in the current requisition. Such lien waivers will be in the form of AIA forms G706 and G706A.

          (d) The Lender shall disburse not more than 90% of each requisition for direct construction costs on any Loan until construction of the Improvements financed under that Loan is 50% complete, as determined by or on behalf of the Lender; thereafter, the Lender shall disburse not more than 95% of each requisition for direct construction costs. The final holdback of direct construction costs will be retained by the Lender until (i) construction of the Project is completed and approved by the architect and the Inspecting Engineers, (ii) a certificate of occupancy has been issued for the Improvements, and (iii) all final mechanics' lien waivers have been furnished to the Lender.

          (e) Advances will also be contingent upon a current examination of title to the date of each advance, which must be satisfactory to the Lender.

          (f) The Lender shall have no obligation to make any advance if at the time such advance is requested and/or is proposed to be funded, there exists a default or an event which upon notice or lapse of time or both would constitute a default under the Loan Agreement.

     22. LIMITATION ADVANCES. Construction of all ten (10) Projects chosen by the Borrower must be commenced within eighteen (18) months of the Facility Closing (the "Commencement Deadline"). No Project for which construction has not commenced by the Commencement Deadline will be permitted to draw under its Loan for any purpose at any time after the Commencement Deadline.

Sunrise Entity to be Formed
c/o Sunrise Assisted Living, Inc.
March 26, 1996
Page 16


     23. INSURANCE REQUIREMENTS: During the term of the Credit Facility, the Borrower shall maintain or cause to be maintained insurance coverages in accordance with the following terms and conditions and the Lender shall have been supplied with original policies or, at the Lender's option, binders or certificates evidencing the following coverages:

          (a) During any period of construction on any Premises, the Borrower shall maintain or cause to be maintained on and for such Property, at all times, builder's risk, fire and extended coverage insurance, including vandalism and malicious mischief endorsements covering the Improvements in the form of an "all risk", 100% non-reporting policy and containing such other extended coverage as may be required by the Lender in an amount to be designated by the Lender as to the insurable value of the Property, which policy shall be converted to a standard hazard insurance policy for such Property with extended coverage endorsement and insurance for boiler or pressure vessel explosion (if there are boilers or pressure vessels located on the Property), upon completion of the Improvements thereon. The policy shall indicate the Lender's interest as first mortgagee, shall prohibit cancellation or reduction in coverage upon less than thirty (30) days prior written notice to the Lender and shall be in form and issued by companies acceptable to the Lender. In no event shall such insurance contain a co-insurance provision.

          (b) The Borrower shall also maintain or cause to be maintained comprehensive public liability and property damage insurance coverage for the Borrower. Such insurance shall be issued in limits of not less than $5,000,000 for each Project shall be in form and issued by companies acceptable to the Lender, shall name the Lender as a certificate holder and shall prohibit cancellation or reduction in coverage upon less than thirty (30) days prior written notice to the Lender.

          (c) The Borrower shall also maintain business interruption insurance with respect to each Project once a certificate of occupancy has been issued for such Project in an amount equal to at least twelve (12) months' debt service on the applicable Loan and in form and issued by a company acceptable to the Lender in all respects.

          (d) To the extent that health care professionals are employed by the Management Company or the Borrower, medical liability, malpractice and other health care professional liability insurance protecting the Borrower and the Management Company, as the case may be, against claims arising from the professional services performed by the Borrower or the Management Company, as the case may be, with limits of (A) not less than One Million Dollars

Sunrise Entity to be Formed
c/o Sunrise Assisted Living, Inc.
March 26, 1996
Page 17


($1,000,000) with respect to injury or death for each person or occurrence, and (B) not less than Three Million Dollars ($3,000,000) in the aggregate for claims made for injury or death in any one year, and an umbrella policy insuring against such liability in an aggregate amount of Five Million Dollars ($5,000,000).

          (e) At least thirty (30) days prior to the expiration date of each and every insurance policy required by this commitment, the Borrower shall obtain and deliver to the Lender a renewal or substitute policy meeting the requirements hereof.

     24. FLOOD INSURANCE: If, on the date of each Loan Closing or at any time thereafter, the applicable Premises are in an area that has been identified by the Federal Emergency Management Agency as having special flood and mud slide hazards and in which the sale of flood insurance has been made available under the Flood Disaster Protection Act of 1973, the Borrower shall procure a flood insurance policy for such Property in form satisfactory to the Lender. For those Premises which are not in an area having special flood and mud slide hazards, the Borrower shall deliver to the Lender, prior to each Loan Closing, evidence satisfactory to the Lender that flood insurance is not required by the terms hereof.

     25. FINANCIAL STATEMENTS: At the time of the Facility Closing, the Borrower and the Guarantor, as applicable, shall warrant to the Lender that there has been no Material Adverse Change in the financial condition of the Borrower or the Guarantor from that shown on the financial statements of the Borrower and the Guarantor that were delivered to the Lender as a part of, or in connection with, the application for the Loan. The Financing Documents shall provide that the Borrower shall furnish or cause to be furnished to the Lender the following financial information at the times indicated:

          (a) As soon as available, but in no event more than one hundred twenty (120) days after the close of each of the Borrower's and the Guarantor's fiscal years, (1) a copy of the Borrower's and the Guarantor's consolidated and consolidating financial statements for the year in question, in form and detail satisfactory to the Lender, prepared in accordance with generally accepted accounting principles, consistently applied, and certified by an independent certified public accountant satisfactory to the Lender, which financial statements shall include a balance sheet as of the end of such fiscal year, and a representation (which may be contained in the notes thereto) as to whether or not anything in such independent accountant's examination has revealed the occurrence of an event which constitutes an Event of Default under the Financing Documents, or which would constitute such an Event of Default with the giving of notice or the lapse of time or both, and, if so, stating the

Sunrise Entity to be Formed
c/o Sunrise Assisted Living, Inc.
March 26, 1996
Page 18


facts with respect thereto; (2) The related statements of operations and retained earnings and cash statements for such fiscal year in a format acceptable to the Lender, and (3) a letter or opinion of the independent accountant who examined and certified the annual financial statement relating to the Borrower, stating whether anything in such independent accountant's examination has revealed the occurrence of an event which constitutes an Event of Default under the Financing Documents, or which would constitute such an Event of Default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto;

          (b) As soon as available, but in no event more than forty-five (45) days after the end of each of the Borrower's and Guarantor's fiscal quarter, internally prepared consolidated and consolidating financial statements of the Borrower and the Guarantor as of the close of such period and income and expense statements for the Borrower and the Guarantor for such period, certified as to accuracy by the chief financial officer of the Borrower and the Guarantor, respectively;

          (c) Beginning with the first calendar month of the operations, as soon as available but in no event more than thirty (30) days after the last day of each calendar month, financial statements of the Borrower for such month, including an income and expense statement for such period and census and billing reports with respect to each Project for such period;

          (d) As soon as available, but in no event later than thirty (30) days prior to the end of each of the Borrower's fiscal years an annual budget for the next fiscal year with respect to each Project, including all proposed and anticipated capital expenditures, which budget shall be in form and detail acceptable to the Lender and meet such other specifications as the Lender shall reasonably require;

          (e) As soon as available but in no event more than thirty (30) days after the date of filing, the federal and state income tax returns for the Borrower and the Guarantor for the year in question as well as any requests for extensions filed in connection therewith; and

          (f) In the event the IPO is completed, the Guarantor shall provide to the Lender copies of any 10K or 10Q reports filed with the Securities Exchange Commission; any 10k report shall be furnished to the Lender within ninety (90) days of the date of filing thereof and any 10Q report shall be filed within forty-five (45) days of the date of filing.

Sunrise Entity to be Formed
c/o Sunrise Assisted Living, Inc.
March 26, 1996
Page 19


          (g) With reasonable promptness, such additional information, reports or statements as the Lender may from time to time reasonably request; and

          (h) All required financial statements shall be accompanied by a certificate of compliance with the applicable financial covenants signed by a responsible officer of the Borrower or Guarantor and shall include the Borrower or Guarantor's computation of such covenants.

     26. OTHER COVENANTS: The Financing Documents will also contain the affirmative and negative covenants set forth in this Paragraph with respect to the Borrower and the Guarantor, as well as such other customary affirmative and negative covenants pertaining to the Borrower and Guarantor as are customarily required by the Lender in connection with its making of loans similar to the Loans or the Credit Facility.

          (a) Affirmative Covenants of the Borrower. The Borrower shall covenant and agree to the following, among other things, until the Credit Facility has terminated and all Loans and all other of the Borrower's obligations under the Financing Documents (collectively, the "Obligations") have been paid and performed in full:

               (i) Subordination. Subordinate, and cause the stockholders of the Borrower to subordinate, all dividends and other corporate distributions of the Borrower to principal and interest payments on the Loans; provided, however, that the Borrower may pay corporate distributions to stockholders of the Borrower prior to the occurrence of an Event of Default (as it will be defined in the Financing Agreement) and (1) so long as the payment of any such dividends or distributions will not result in the occurrence of an Event of Default and (2) subject to limitations set forth in Paragraph 26(b)(iii).

               (ii) Financial Covenants. The following definitions shall apply to the financial covenants or elsewhere in this commitment letter:

               "Borrower Debt Service" means for any period of determination an amount equal to the total of the aggregate amount of all payments in principal and interest in respect of Funded Debt of the Borrower scheduled to be due and payable during such period, other than payments of principal due at maturity.

               "Borrower EBITDA" means for the Borrower, earnings before interest, federal and state income taxes, depreciation, amortization, but after an imputed Replacement Reserve for all

Sunrise Entity to be Formed
c/o Sunrise Assisted Living, Inc.
March 26, 1996
Page 20


Projects and a Management Fee for all Projects equal to the greater of 5% of gross revenues or the actual Management Fee paid to the Management Company.

               "EBITDA" means with respect to a given Project, such Project's earnings before interest, federal and state income taxes, depreciation, amortization, but after an imputed Replacement Reserve and a Management Fee equal to the greater of 5% of gross revenues or the actual Management Fee paid to the Management Company.

               "Funded Debt" of the Borrower, at any time means the sum at such time of (a) indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services, (b) any obligations of the Borrower in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of the Borrower, (c) lease obligations of the Borrower which have been or should be, in accordance with GAAP, capitalized on the books of the Borrower, (d) all liabilities secured by any lien on any property owned by the Borrower, to the extent attached to the Borrower's interest in such property, even though the Borrower has not assumed or become liable for the payment thereof, and (e) any obligation of the Borrower or a Commonly Controlled Entity to a Multiemployer Plan; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by the Borrower and for which adequate reserves are being provided on the books of the Borrower in accordance with GAAP.

               "Material Adverse Change" means a significant adverse change in a Person's financial position or capacity including but not limited to significant adverse changes in (a) liquidity (b) gross revenues (c) total expenses (d) such Person's net worth or (e) ability to meet payment obligations under such person's existing funded debt, existing indebtedness, the Credit Facility and/or existing contingent liabilities.

               "Operating Month" means a full calendar month after the issuance of a certificate of occupancy for any Facility.

               "Debt Service" means for any period of determination and with respect to any given Project, an amount equal to the total of the aggregate amount of all payments of principal and interest in respect of the Loan for such Project scheduled to be due and payable during such period.

               "Replacement Reserves" means $250 per year per living unit in the Facility.

Sunrise Entity to be Formed
c/o Sunrise Assisted Living, Inc.
March 26, 1996
Page 21


               "Resident Occupancy" means the number of residents who are in occupancy at a Facility and paying fees pursuant to a resident agreement divided by the pro forma resident capacity for such Facility as shown on Exhibit A.

                    (1) Fixed Charge Coverage Ratio. Starting after the issuance of an occupancy permit for any given Project, such Project shall maintain a ratio of EBITDA to Debt Service for the Loan relating to such Project equal to not less than 1.0 to 1.0 for the second (2nd) fiscal quarter, a ratio of 1.1 to 1.0 for the third (3rd) fiscal quarter and a ratio of 1.25 to
1.0 for the fourth (4th) fiscal quarter and thereafter measured as of the end of each fiscal quarter on a rolling four-quarter basis.

                    (2) Minimum occupancy. Each Project which is funded with a Loan will achieve and maintain a minimum Resident Occupancy of (A) 60% by the sixth (6th) Operating Month, (B) 75% by the ninth (9th) Operating Month and (C) 85% by the twelfth (12th) Operating Month and thereafter.

               (iii) Notification of Certain Events. Promptly notify the Lender upon obtaining knowledge of the occurrence of any of the following:

                    (A)  any Event of Default under the Financing Documents;

                    (B) any event, development or circumstance whereby the financial statements furnished under the Loan Documents fail in any material respect to present fairly the financial condition and operational results of the Borrower;

                    (C) any judicial, administrative or arbitral proceeding pending against the Borrower in any judicial or administrative proceeding known by the Borrower to be threatened against it which, if adversely decided, could materially adversely affect its financial condition or operations (present or prospective);

                    (D) (1) the revocation, suspension, probation, restriction., limitation or refusal to renew, or the pending, revocation, suspension, probation, restriction, limitation, or refusal to renew, of any License, or (2) the decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew, or the pending, decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew any participation or eligibility in any third party payor program in which the Borrower elects to participate including, without limitation, Medicare, Medicaid, other private insurer programs, or

Sunrise Entity to be Formed
c/o Sunrise Assisted Living, Inc.
March 26, 1996
Page 22


any accreditation of the Borrower, or (3) the issuance or pending issuance of any License for a period of less than twelve (12) months, as a consequence of sanctions imposed by any governmental authority, or (4) the assessment or pending assessment, of any civil or criminal penalties by any governmental authority, any third party payor or any accreditation organization or Person if any, which could materially adversely affect the financial condition or operations of the Borrower or any Affiliate (present or prospective) as determined by the Lender in its sole but reasonable discretion (for purposes of this subparagraph (D), "Affiliate" means an entity in which Paul J. and Teresa
M. Klaassen and/or an entity which they control holds, individually, collectively, an ownership interest equal to twenty-five percent (25%) or more);

                    (E) any other development in the business or affairs of the Borrower which may be a Material Adverse Change;

                    (F) any action, including, but not limited to, the filing of any certificate of need application if required by law, the amendment of any Facility License or certification, or the issuance of any new License or certification for any Facility, under which the Borrower proposes (1) to develop a new facility or service and/or (2) to eliminate, materially expand or material reduce any service; and

                    (G) any actual or potential contingent liability of the Borrower of $50,000 or more,

in each case describing in detail satisfactory to the Lender the nature thereof and, in the case of notification under this subparagraph (iii), the action the Borrower proposes to take with respect thereto or a statement that the Borrower intends to take no action and explanation of the reasons for such inaction. In addition, the Borrower will furnish to the Lender immediately after receipt thereof copies of all administrative notices material to Borrower's business and operation of any Facility and all responses by or on behalf of the Borrower with respect to such administrative notices.

               (iv) Participation in Reimbursement Programs. In the event that the Borrower elects to participate in any plans and/or programs for third-party payment and/or reimbursement, and the revenues derived from a single plan or program exceed ten percent (10%) of the gross revenues of any Facility, continue its participation in any and all such plans and/or programs for third-party payment and/or reimbursement from, and claims against, private insurers or programs for payment and/or reimbursement from federal, state and local governmental agencies and/or private or quasi-public insurers including, without limitation, Managed Care Plans, Medicaid

Sunrise Entity to be Formed
c/o Sunrise Assisted Living, Inc.
March 26, 1996
Page 23


and Medicare and the Veterans Administration (as determined by the Borrower in the good faith exercise of its prudent and commercially reasonable business judgment), while participating in such plans, the Borrower shall comply with any and all rules, regulations, standards, procedures and degrees necessary to maintain the Borrower's participation in any such third party payment or reimbursement program or plan.

          (b) Negative Covenants of the Borrower. The Financing Documents shall provide that until the Loans and the other Obligations have been paid or performed in full, the Borrower will not, without the prior written consent of the Lender:

               (i) Borrowings. Create, incur, assume or suffer to exist any liability for borrowed money other than the Credit Facility.

               (ii) Mortgages and Pledges. Create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind upon, or any security interest in, any of its property or assets, whether now owned or hereafter acquired.

               (iii) Distributions to Stockholders. Make any distributions to Stockholders of the Borrower unless no Event of Default exists, all construction has been completed on all Facilities covered by Loans and all remaining availability under the Master Note has been terminated and the Borrower's ratio of Borrower EBITDA after taking into account the proposed distribution itself, is at least 1.25 times the Borrower Debt Service computed quarterly on a rolling four-quarter basis and at such time or times as the Borrower has at least $2,000,000 in liquid assets, both before and after such distribution, verified to the Lender's satisfaction.

               (iv) Sale or Transfer of Assets. Directly or indirectly enter into any arrangement whereby the Borrower shall sell, lease, transfer, assign or otherwise dispose of more than $25,000 of its assets in any one year or $100,000 in the aggregate during the term of the Loan.

               (v) Advances and Loans. Make loans or advances to any person, firm, joint venture or corporation, including, without limitation, partners and employees of the Borrower.

               (vi) Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, joint venture, corporation or other entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

Sunrise Entity to be Formed
c/o Sunrise Assisted Living, Inc.
March 26, 1996
Page 24


               (vii) Sale of Accounts Receivable. Sell, discount, transfer, assign, or otherwise dispose of any receivables of any Project such as accounts receivable, notes receivable, installment or conditional sales agreements or any other rights to receive income, revenues or moneys, however evidenced.

               (viii) Licenses. Allow any license, permit, right, franchise or privilege necessary for the ownership or operation of any Project for the purposes for which any Project is intended to be used to lapse, be suspended or be forfeited.

               (ix) Amendments; Terminations. Amend or terminate or agree to amend or terminate any License, participation agreement, any Management Agreement, or, except in the ordinary course of business or as otherwise agreed in the Financing Documents, any other operating agreements which may be entered into by the Borrower with respect to any Project, or consent to or waive any material provisions thereof.

               (x) ERISA Compliance. (A) Restate or amend any Plan established and maintained by the Borrower or any Commonly Controlled Entity (as defined in ERISA) and subject to the requirements of ERISA, in a manner designed to disqualify such Plan and its related trusts under the applicable requirements of the Code; (B) permit any partners of the Borrower or any Commonly Controlled Entity to materially adversely affect the qualified tax-exempt status of any Plan or related trusts of the Borrower or any Commonly Controlled Entity under the Code; (C) engage in or permit any Commonly Controlled Entity to engage in any Prohibited Transaction; (D) incur or permit any Commonly Controlled Entity to incur any Accumulated Funding Deficiency, whether or not waived, in connection with any Plan; (E) take or permit any Commonly Controlled Entity to take any action or fail to take any action which causes a termination of any Plan in a manner which could result in the imposition of a lien on the property of the Borrower or any Commonly Controlled Entity pursuant to Section 4068 of ERISA; (F) fail to notify the Lender that notice has been received of a "termination" (as defined in ERISA) of any Multiemployer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute; (G) incur or permit any Commonly Controlled Entity to incur a "complete withdrawal" or "partial withdrawal" (as defined in ERISA) from any Multiemployer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute; or (H) fail to notify the Lender that notice has been received from the administrator of any Multiemployer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute that any such Plan will be placed in "reorganization" (as defined in ERISA).
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               (xi) Repurchase, redeem or retire any of the stock of the
Borrower.

          (c) Affirmative Covenants of the Guarantor. The Guarantor shall covenant to pay all applicable taxes, assessments and governmental charges, maintain insurance required under the terms of the Loan Agreement and this commitment letter, maintain its existence as a Delaware corporation, comply with all applicable laws and regulations of governmental authorities, and provide reasonable access to the Lender to its books and records.

In addition, the Guarantor shall covenant and agree to the following, until the Loans and all other of the Obligations have been paid and performed in full:

               (i) Minimum Tangible Net Worth. Maintain, on a consolidated basis with all subsidiaries, at all times during the term of the Loan a minimum Tangible Net Worth of not less than $3,000,000 until the IPO occurs. Following the completion of the IPO, the minimum Tangible Net Worth shall be the sum of $3,000,000 plus the net proceeds of the IPO to the Guarantor. "Tangible Net Worth" means, at any time, the sum at such time of Net Worth (as defined by GAAP) less the total of (i) all assets which would be classified as intangible assets under GAAP, including goodwill, trademarks, trademark applications, trade names, service marks, patent applications and licenses, and deferred charges, (ii) applicable reserves, allowances and other similar properly deductible items to the extent such reserves, allowances and other similar properly deductible items have not been previously deducted by the Lender in the calculation of Net Worth, (iii) any revaluation or other write-up in book value of assets subsequent to the date of the most recent financial statements delivered to the Lender, (iv) the amount of all loans and advances to, or investments in, any Person, excluding cash equivalents and deposit accounts maintained by the Borrower with any financial institution and (v) advances or loans made to or receivables from any affiliates or any stockholder of the Guarantor or any affiliate.

               (ii) Minimum Liquidity. Maintain, on an individual basis (i.e. parent company only), minimum liquid assets (as defined by GAAP) at all times during the term of the Credit Facility of the greater of $5,000,000 or 90 days of debt service coverage on all of the Guarantor's direct and contingent liabilities by maintaining in a deposit account with the Lender not less than the amount of such required minimum liquidity in collected funds.

               (iii) Notification of Certain Events. Promptly notify the Lender upon obtaining knowledge of the occurrence of any of the following:
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                    (A) any Event of Default under the Financing Documents;

                    (B) any event, development or circumstance whereby the financial statements furnished under the Financing Documents fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Guarantor;

                    (C) any judicial, administrative or arbitral proceeding pending against the Guarantor in any judicial or administrative proceeding known by the Guarantor to be threatened against it which, if adversely decided, could materially adversely affect its financial condition or operations (present or prospective);

                    (D) (1) the revocation, suspension, probation, restriction, limitation or refusal to renew, or the pending, revocation, suspension, probation, restriction, limitation, or refusal to renew, of any License held by the Borrower, the Guarantor or the Management Company, or (2) the decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew, or the pending, decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew any participation or eligibility in any third party payor program in which the Borrower, the Guarantor or Management Company elects to participate, including, without limitation, Medicare, Medicaid, or private insurer, or any accreditation of the Guarantor or Management Company, or (3) the issuance or pending issuance of any license for a period of less than twelve (12) months, as a consequence of sanctions imposed by any governmental authority, or (4) the assessment or pending assessment, of any civil or criminal penalties by any government authority, any third party payor or any accreditation organization or Person, if any, which could materially adversely affect the financial condition or operations of the Guarantor or the Management Company as determined by the Lender in its sole but reasonable discretion; and

                    (E) any other development in the business or affairs of the Guarantor or the Management Company which may be a Material Adverse Change; and

                    (F) any action, including, but not limited to, the filing of any certificate of need application if required by law, the amendment of any facility license or certification, or the issuance of any new license or certification for any Project under which the Guarantor or the Management Company proposes (1) to develop a new facility or service and/or (2) eliminate, materially expand or materially reduce any service, in each case describing in
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detail satisfactory to the Lender the nature thereof and, in the case of notification under this clause (iii), the action the Guarantor or the Management Company proposes to take with respect thereto or a statement that the Guarantor or the Management Company intends to take no action and an explanation of the reasons for such inaction. In addition, the Guarantor or the Management Company will furnish to the Lender immediately after receipt thereof copies of all administrative notices material to the Guarantor's or the Management Company's business and operation of the Project and all responses by or on behalf of the Guarantor or the Management Company with respect to such administrative notices.

               (iv) Inspection Reports. Furnish to the Lender copies of any and all annual inspections performed by any Governmental Authority or accreditation or certification organization with respect to any Project.

          (d) Negative Covenants of the Guarantor. The Loan Documents shall provide that until the Credit Facility is terminated and the Loans and the other Obligations have been paid or performed in full, the Guarantor will not, without the prior written consent of the Lender:

               (i) Merger, Acquisition or Sale of Assets. Enter into any merger or consolidation or amalgamation, wind up or dissolve itself (or suffer any liquidation or dissolution), or acquire all or substantially all of the assets of any person, firm, joint venture or corporation or sell, lease, or otherwise dispose of any substantial portion of its assets (except assets disposed of in the ordinary course of business).

               (ii) Subsidiaries. Create or otherwise acquire any subsidiaries if such creation or acquisition will result in a Material Adverse Change.

               (iii) Additional Stock and Transfers of Stock. The Guarantor shall not issue or grant any option or right to purchase, any of its capital stock except as set forth herein. Paul J. Klaassen and Teresa M. Klaassen, who are the existing stockholders of the Guarantor, will not pledge, assign, transfer or encumber any of their stock in the Guarantor or otherwise transfer or encumber their voting control; provided, however, this requirement shall not be applicable after completion of an IPO if following the IPO: (1) the Guarantor is an entity whose common equity is registered under an applicable Federal Securities Act and is traded on a National Securities Exchange or NASDAQ national market, (2) Paul J. Klaassen and Teresa M. Klaassen own at least twenty-five percent (25%) of the voting securities in the Guarantor to assure their ability to elect a majority of the Guarantor's Board of Directors, Board of Managers
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Page 28


or General Partners, as the case may be, and (3) either Paul J. Klaassen or Teresa M. Klaassen is the Chief Executive Officer or Chairman of the Board with day-to-day responsibility for managing the businesses of the Guarantor; and provided, further, the Guarantor shall provide prompt written notice to Lender of a transfer of stock in the Guarantor, specifying the name, address and telephone number of each such transferee and the percentage of Stock in the Guarantor acquired by it.

               (iv) Licenses. Allow any license, permit, right, franchise or privilege necessary for the ownership or operation of any Project for the purposes for which such Project is intended to be used to lapse, be suspended or be forfeited.

               (v) ERISA Compliance. (A) Restate or amend any Plan established and maintained by the Guarantor or any Commonly Controlled Entity and subject to the requirements of ERISA, in a manner designed to disqualify such Plan and its related trusts under the applicable requirements of the Code; (B) permit any officer of the Guarantor or any Commonly Controlled Entity to materially adversely affect the qualified tax-exempt status of any Plan or related trusts of the Guarantor or any Commonly Controlled Entity under the Code; (C) engage in or permit any Commonly Controlled Entity to engage in any Prohibited Transaction; (D) incur or permit any Commonly Controlled Entity to incur any Accumulated Funding Deficiency, whether or not waived, in connection with any Plan; (E) take or permit any Commonly Controlled Entity to take any action or fail to take any action which causes a termination of any Plan in a manner which could result in the imposition of a lien on the property of the Guarantor or any Commonly Controlled Entity pursuant to Section 4068 of ERISA; (F) fail to notify the Lender that notice has been received of a "termination" (as defined in ERISA) of any Multiemployer Plan to which the Guarantor or any Commonly Controlled Entity has an obligation to contribute; (G) incur or permit any Commonly Controlled Entity to incur a "complete withdrawal" or "partial withdrawal" (as defined in ERISA) from any Multiemployer Plan to which the Guarantor or any Commonly Controlled Entity has an obligation to contribute; or
(H) fail to notify the Lender that notice has been received from the administrator of any Multiemployer Plan to which the Guarantor or any Commonly Controlled Entity has an obligation to contribute that any such Plan will be placed in "reorganization" (as defined in ERISA).

     27. LEASES: All leases, subleases, income, rents and profits covering each Property, or any portion thereof, shall be assigned to the Lender as additional security for the Credit Facility. Any and all leases of any portion of the Property (other than Resident Agreements) may only be entered into with the prior written consent of the Lender. Prior to the occurrence of an event of default under
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any of the Loan Documents, the Borrower shall have a license to collect upon, but not prior to accrual, all rents, income and profits from the Property. Unless otherwise agreed to by the Lender, each lease affecting any Property, or any portion thereof, shall (i) be at market rents, (ii) be subordinate to the lien of the applicable Deed of Trust, (iii) contain attornment language requiring each tenant to attorn to any subsequent purchaser of the Property,
(iv) not contain non-disturbance language entitling such tenant to remain at the Property after any sale of such Property except as specifically agreed to by the Lender in connection with specified Leases, and shall be in all other respects acceptable to the Lender and its counsel. Approved leases may not be modified, amended or terminated without the prior written consent of the Lender.

     28. INTEREST RATE PROTECTION: It shall be a condition of the closing of the Credit Facility that the Borrower obtain interest rate protection in the form of a "cap," a "collar" or a "swap" covering a significant portion of the maximum principal amount of the Credit Facility. Such interest rate protection must be obtained from the Lender or one of the other lenders in the bank group.

     29. CORPORATE DOCUMENTS: Prior to the Facility Closing, the Borrower shall furnish to the Lender, for review and approval, a copy of the Borrower's and Guarantor's articles of organization or of incorporation and by-laws, a certified copy of the Borrower's and Guarantor's corporate resolutions authorizing the execution and delivery of the Financing Documents as applicable and consenting to the Credit Facility and current, original good standing certificates. The Deeds of Trust shall contain a provision whereby the entire principal sum and all accrued and unpaid interest thereon shall become due and payable at the option of the Lender if any interest in the Borrower shall be either directly or indirectly sold, assigned, transferred, encumbered or otherwise conveyed without the prior written consent of the Lender. In addition, the Payment Guaranty shall contain a provision prohibiting the transfer of all or a substantial portion of the assets of the Guarantor without the Lender's prior written consent, except for customary political and charitable contributions and transfers for which the Guarantor receives consideration substantially equivalent to the fair market value of the transferred asset. In connection with any subsequent Loan Closing, the Lender reserves the right to require delivery of any and all of the foregoing requirements in updated form.

     30. OPINION OF COUNSEL: At the Facility Closing and at any subsequent Loan Closing, the Lender shall receive a written opinion of counsel for the Borrower and the Guarantor, satisfactory in scope and substance to the Lender, covering such matters as the Lender may
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deem necessary, including without limitation, opinions as to the validity, binding effect and enforceability of the Financing Documents.

     31. SIGNS; PUBLICITY: At the Lender's request, but at the expense of the Borrower, the Borrower shall place a sign at a location on each of the Premises satisfactory to the Lender, which sign shall recite, among other things, that the Lender is financing the construction of the Improvements. The Borrower expressly authorizes the Lender to prepare and to furnish to the news media for publication from time to time news releases with respect to each Property, specifically to include but not limited to releases detailing the Lender's involvement with the financing of the Property.

     32. TERMINATION: This commitment is being made in reliance upon the information supplied by the Borrower and the Guarantors to the Lender in connection with the Credit Facility. If the Lender, acting in good faith, should determine that any such information or supporting representation of a material nature is false, inaccurate, incomplete or misleading, the Lender may rescind and cancel this commitment and retain all fees theretofore paid to the Lender. In addition, the Lender shall have no obligation to fund any Loan and shall have the right to retain all fees theretofore paid to the Lender in the event that, in the sole judgment of the Lender, prior to the Facility Closing or any subsequent Loan Closing, there shall be a material adverse change in the condition of any of the Premises or if any part of the Premises shall have been taken in condemnation or other like proceedings, or if such proceedings are pending at the time of the Facility Closing or any subsequent Loan Closing, or if Controlled Hazardous Substances are discovered at the Premises, or if the Borrower or the Guarantor shall be involved in any arrangement, bankruptcy, reorganization or insolvency proceeding or shall have suffered any adverse change in its or their financial condition or if any other event shall occur which would constitute an event of default under the Financing Documents. The Borrower and the Guarantor shall nevertheless remain liable for all of the Lender's expenses in connection with the Credit Facility as hereinabove provided.

     33. INDEMNIFICATION: Neither the approval by the Lender of any of the Plans, nor any subsequent inspections or approvals of any of the Improvements during construction shall constitute a warranty or representation by the Lender or any of its agents, representatives or designees, as to the technical sufficiency, or adequacy or safety of the structure or any of its component parts, including without limitation, its fixtures, equipment or furnishings, nor shall such approvals or inspections constitute such a warranty or representation as to the subsoil conditions involved
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in the project or any other physical condition or feature pertaining to any of the Improvements. All acts, including any failure to act, relating to any of the Property by any agent, representative or designee of the Lender are performed solely for the benefit of the Lender to assure repayment of the Credit Facility and are not for the benefit of the Borrower or for the benefit of any other person, including without limitation, residents, purchasers, tenants or other occupants. Acceptance by the Borrower of this commitment shall evidence its agreement to indemnify the Lender and to hold the Lender harmless against any loss or expense (including reasonable attorneys' fees) resulting from any and all claims, actions, settlements, or liability for acts or failure to act in connection with any of the Improvements.

     34. ESCROW FOR TAXES AND INSURANCE: The Lender reserves the right to require after the occurrence of an Event of Default the Borrower to pay to the Lender, together with the monthly installments of principal and/or interest due under each Note, an amount which shall be estimated by the Lender from time to time to be sufficient to enable the Lender to pay, at least thirty (30) days before due, all taxes and assessments levied against all the Property and all premiums for insurance policies required by the Lender in connection with the Loans.

     35. LATE CHARGES AND PENALTIES: Each Note shall require the Borrower to pay to the holder thereof a late charge of four percent (4%) of any installment or other payment not received by the holder of the Note within fifteen (15) days after the date such payment is due. Upon the occurrence of an event of default under any of the Financing Documents, the outstanding principal balances of the Loans shall bear interest thereafter, until the default is cured, at a rate which is at all times equal to three percent (3%) per annum in excess of the then applicable Loan interest rate under such Note.

     36. CLOSING DATE; SURVIVAL: The Facility Closing must occur within forty-five (45) days after the date hereof or this commitment shall be deemed null and void. Unless otherwise agreed to by the Lender, the Facility Closing and each Loan Closing shall take place in the main office of the Lender, at one of the Lender's other branch offices, or at the office of the Lender's counsel, as the Lender may designate. The terms and conditions of this commitment shall survive the Facility Closing and each Loan Closing; provided, however, that if any of the terms and conditions of this commitment shall conflict with any of the terms and conditions of the Financing Documents, the terms and conditions of the Financing Documents shall prevail.

     37. ACCEPTANCE OF COMMITMENT: A signed acceptance of this commitment, upon the terms and conditions herein set forth, must be
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delivered to the Lender on or before the date which is three (3) business days after the date hereof (unless otherwise extended by the Lender in writing), or this commitment shall automatically lapse and expire.

     38. TIME OF ESSENCE: Time shall be of the essence for all purposes in construing, interpreting and enforcing this commitment.


     39. WAIVERS: No waiver by the Lender of any provision in this commitment shall be deemed a continuing waiver. No waiver of any of the Lender's rights shall be binding upon the Lender unless such waiver is approved in writing by the Lender.

     40. HEADINGS; GENDER; BANK GROUP: The headings in this commitment are for convenience only and shall not limit or otherwise affect any of the terms hereof. As used herein, the pronouns of any gender shall include the other genders, and either the singular or plural shall include the latter. Any indemnity provision for the benefit of the Lender set forth herein shall apply to any other lender who joins the bank group to make available the Credit Facility.

     41. ASSIGNMENT BY BORROWER PROHIBITED: This commitment may not be assigned or in any way transferred by the Borrower without the prior written approval of the Lender.

     42. ASSIGNMENT BY LENDER. The Lender may, without consent of the Borrower, sell, assign or transfer to or participate with any person or persons all or any part of the Credit Facility obligations.

     43. ENTIRE AGREEMENT: No statements, agreements or representations, oral or written, which may have been made to the Borrower or to any employee or agent of the Borrower, either by the Lender or by any employee, agent or broker acting on the Lender's behalf, with respect to the Credit Facility, shall be of any force or effect, except to the extent stated in this commitment, and all prior agreements and representations with respect to the Loan are merged herein. This commitment may not be changed except by written agreement signed by the Borrower, the Lender and the Guarantor. The terms of this commitment shall supersede in full any prior proposal letter issued by the Lender in connection with the transaction contemplated hereby.

     44. BROKERAGE: The Borrower warrants and represents to the Lender that it has not used the services of any finder, mortgage broker or similar person in connection with the Credit Facility. All finder's fees, brokerage fees or similar fees or charges payable
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in connection with the Credit Facility shall be the responsibility and obligation of the Borrower and/or the Guarantor. The Borrower and the Guarantor agree to indemnify and hold harmless the Lender from all claims, losses, damages, costs and expenses, including legal expenses, suffered or incurred by the Lender resulting directly or indirectly from any claim by a third party for brokerage or other similar fees relating to the Credit Facility.

     45. COMMERCIAL LOAN: The Borrower shall covenant and agree in the Financing Documents that the Credit Facility is being transacted solely for the purpose of carrying on or acquiring a business or commercial enterprise and not for personal or household use.

     46. GOVERNING LAW: The Borrower and the Guarantor agree that this commitment and the Loan Documents shall be governed by and construed under the laws of the Commonwealth of Virginia or such other State as the Lender may designate and shall consent to be sued in any court in the Commonwealth of Virginia having jurisdiction in any action to enforce the provisions of this commitment and/or the Financing Documents. If the Borrower and/or the Guarantor are not residents or entities formed under the laws of the Commonwealth of Virginia, the Borrower and/or the Guarantors, as required, shall irrevocably appoint a resident of the Commonwealth of Virginia satisfactory to the Lender as their true and lawful attorney-in-fact to accept service of process for them and on their behalf in any proceeding to enforce the provisions of the Financing Documents.

                                        Very truly yours,

                                        NATIONSBANK, N.A.

                                        By: /s/ ROBERT J. MONTANARI
                                            -----------------------
                                             Robert J. Montanari
                                             Vice President
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    THE FOREGOING TERMS AND CONDITIONS ARE HEREBY ACCEPTED AND AGREED TO
THIS _____ DAY OF ______, 1996.


                                        SUNRISE ASSISTED LIVING, INC., on
                                        behalf of the Borrower to be Formed
                                        and on its own Behalf as Guarantor



                                        By:
                                            -----------------------------
                                             Paul J. Klaassen
                                             President